Exhibit 10.1

MARINER ENERGY, INC.
THIRD AMENDED AND RESTATED STOCK INCENTIVE PLAN

Section 1.  Purpose of the Plan.

The Mariner Energy, Inc. Stock Incentive Plan effective as of March 11, 2005 (the “Original Plan”), as previously amended and restated, is hereby amended and restated in its entirety (as so hereby amended and restated, the “Plan” or this “Amended and Restated Plan”). The Plan is intended to promote the interests of Mariner Energy, Inc., a Delaware corporation (the “Company”), by encouraging Employees, Directors and Consultants to acquire or increase their equity interest in the Company and to provide a means whereby they may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. The Plan is also contemplated to enhance the ability of the Company and its Subsidiaries to attract and retain the services of individuals who are essential for the growth and profitability of the Company.

Section 2.  Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

“Award” shall mean an Option or Restricted Stock.

“Award Agreement” shall mean any written or electronic agreement, contract, instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

“Board” shall mean the Board of Directors of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.

“Committee” shall mean the Board or any committee of the Board designated, from time to time, by the Board to act as the Committee under the Plan.

“Consultant” shall mean any individual, other than a Director or an Employee, who renders consulting or advisory services to the Company, a Subsidiary or a Parent Entity.

“Director” shall mean any member of the Board who is not an Employee.

“Employee” shall mean any employee of the Company, a Subsidiary or a Parent Entity.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean, as of any applicable date, the last reported sales price for a Share on the principal securities exchange on which the Shares are traded on the applicable date as reported by such reporting service approved by the Committee; provided, however, that if Shares shall not have been quoted or traded on such applicable date, Fair Market Value shall be determined based on the next preceding date on which they were quoted or traded, or, if deemed appropriate by the Committee, in such other manner as it may determine to be appropriate; and provided further, however, for purposes of Section 6(c)(vi) of the Plan, the Fair Market Value of Shares withheld to satisfy tax withholding upon expiration of a Restricted Period applicable to Restricted Stock shall be the last reported sales price for a Share on the principal securities exchange on which the Shares are traded on the first trading day preceding the expiration of the Restricted Period. In the event the Shares are not publicly traded at the time a determination of its Fair Market Value is required to be made hereunder, the determination of Fair Market Value shall be made in good faith by the Committee.

“Incentive Stock Option” or “ISO” shall mean an option granted under Section 6(a) of the Plan that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision thereto.

“Non-Qualified Stock Option” or “NQO” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

“Parent Entity” means any entity that owns a majority of the voting power of the Company, directly or indirectly, except with respect to the grant of an ISO the term Parent Entity shall mean any “parent corporation” as defined in Section 424 of the Code.

“Participant” shall mean any Employee, Director or Consultant granted an Award under the Plan.

“Person” shall mean an individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

“Restricted Period” shall mean the period established by the Committee with respect to an Award during which the Award either remains subject to forfeiture or is not exercisable by the Participant.

“Restricted Stock” shall mean any Share, prior to the lapse of restrictions thereon, granted under Section 6(b) of the Plan.

“Rule 16b-3” shall mean Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

“SEC” shall mean the Securities and Exchange Commission, or any successor thereto.

“Shares” or “Common Shares” or “Common Stock” shall mean the common stock of the Company, $.0001 par value, and such other securities or property as may become the subject of Awards of the Plan.

“Subsidiary” shall mean any entity (whether a corporation, partnership, joint venture, limited liability company or other entity) in which the Company owns a majority of the voting power of the entity directly or indirectly, except with respect to the grant of an ISO the term Subsidiary shall mean any “subsidiary corporation” of the Company as defined in Section 424 of the Code.

Section 3.  Administration.

The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary, any Parent Entity, any Participant, any holder or beneficiary of any Award, any stockholder and any other Person.

Section 4.  Shares Available for Awards.

(a) Shares Available.  Subject to adjustment as provided in Section 4(c) below, (i) the number of Shares that may be issued with respect to Awards granted under the Plan shall be 12,500,000, which includes the 6,500,000 authorized under the Original Plan and the 6,000,000 shares added by this Amended and Restated Plan, and (ii) the maximum number of shares with respect to which Options or Restricted Stock may be granted to an Employee during the term of the Plan shall be 5,700,000. If an Award is forfeited or otherwise lapses, expires, terminates or is canceled without the actual delivery of Shares, then the Shares covered by such Award, to the extent of such forfeiture, expiration, lapse, termination or cancellation, shall again be Shares that may be issued with respect to Awards granted under the Plan. Shares withheld by the Company to satisfy tax withholding or exercise price obligations shall not be considered delivered under the Plan and shall again be available for issuance under future Awards.

(b) Sources of Shares Deliverable Under Awards.  Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

(c) Adjustments.  In the event of a stock dividend or stock split with respect to Shares, the number of Shares with respect to which Awards may be granted, the maximum number of shares with respect to which Options or Restricted Stock may be granted to an Employee during the term of the Plan, the number of Shares subject to outstanding Awards, and the grant or exercise price with respect to outstanding Awards automatically shall be proportionately adjusted, without action by the Committee, which adjustment will be evidenced by written addendums to the Plan and Award Agreements prepared by the Company and, with respect to Options, shall be in accordance with the Treasury Regulations concerning Incentive Stock Options.

No adjustment authorized by this paragraph shall be made by the Company in such manner that would cause or result in this Plan or any amounts or benefits payable hereunder to fail to comply with the requirements of Section 409A of the Code, to the extent applicable, and any such adjustment that may reasonably be expected to result in such non-compliance shall be of no force or effect.

Section 5.  Eligibility.

Any Employee, Director or Consultant shall be eligible to be designated a Participant by the Committee.

Section 6.  Awards.

(a) Options.  Subject to the provisions of the Plan, the Committee shall have the authority to determine Participants to whom Options shall be granted, the number of Shares to be covered by each Option, the purchase price therefor and the conditions, whether the Option is an ISO or a Non-Qualified Stock Option, and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan, including, without limitation, Section 6(c)(iii) below.

(i) Exercise Price.  Subject to adjustment pursuant to Section 4(c) of the Plan, the purchase price per Share purchasable under an Option shall be determined by the Committee at the time the Option is granted, but shall not be less than the Fair Market Value per Share on the date of such grant.

(ii) Time and Method of Exercise.  The Committee shall determine and provide in the Award Agreement the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms (which may include, without limitation, cash, check acceptable to the Company, Shares already-owned by the Participant for more than six months (unless such holding requirement is waived by the Committee), if the Shares are publicly traded, a “cashless-broker” exercise through procedures approved by the Company, or any combination thereof) in which payment of the exercise price with respect thereto may be made or deemed to have been made.

(iii) Incentive Stock Options.  An Incentive Stock Option may be granted only to an individual who is an employee of the Company or any parent or subsidiary corporation (as defined in Section 424 of the Code) at the time the Option is granted and must be granted within 10 years from the date the Plan was approved by the Board or the stockholders, whichever is earlier. To the extent that the aggregate Fair

Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, or such Option fails to constitute an Incentive Stock Option for any reason, such purported Incentive Stock Options shall be treated as Non-Qualified Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Participant’s purported Incentive Stock Options do not constitute Incentive Stock Options and shall notify the Participant of such determination as soon as reasonably practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of Section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the Fair Market Value of the Common Stock on the date of grant and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. An Incentive Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Participant’s lifetime only by such Participant or the Participant’s guardian or legal representative. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder.

(b) Restricted Stock.  Subject to the provisions of the Plan, the Committee shall have the authority to determine the Participants to whom Restricted Stock shall be granted, the number of Shares of Restricted Stock to be granted to each such Participant, the duration of the Restricted Period, the conditions, including such performance criteria, if any, under which the Restricted Stock may be forfeited to the Company, and the other terms and conditions of such Awards; provided, however, that the Restricted Period shall not be less than three years for non-performance-based Awards or less than one year for performance-based Awards, except as provided in Section 6(c)(iii) below.

(i) Dividends.  Dividends paid on Restricted Stock may be paid directly to the Participant, may be subject to risk of forfeiture and/or transfer restrictions during any period established by the Committee or sequestered and held in a bookkeeping cash account (with or without interest) or reinvested on an immediate or deferred basis in additional shares of Common Stock, which credit or shares may be subject to the same restrictions as the underlying Award or such other restrictions, all as determined by the Committee in its discretion, as provided in the Award Agreement.

(ii) Registration.  Any Restricted Stock may be evidenced in such manner as the Committee shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

(iii) Forfeiture and Restrictions Lapse.  Except as otherwise determined by the Committee or the terms of the Award Agreement that granted the Restricted Stock in compliance with Section 6(c)(iii) below, upon termination of a Participant’s employment for any reason during the applicable Restricted Period, all Restricted Stock shall be forfeited by the Participant without payment and re-acquired by the Company. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the holder of Restricted Stock promptly after the applicable restrictions have lapsed or otherwise been satisfied.

(iv) Transfer Restrictions.  During the Restricted Period, Restricted Stock will be subject to such limitations on transfer as necessary to comply with Section 83 of the Code.

(c) General.

(i) Awards May Be Granted Separately or Together.  Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, any other Award granted under the

Plan or any award granted under any other plan of the Company or any Parent Entity or Subsidiary. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Parent Entity or Subsidiary may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(ii) Limits on Transfer of Awards.

(A) Except as provided in paragraph (C) below, each Award, and each right under any Award, shall be exercisable only by the Participant during the Participant’s lifetime, or if permissible under applicable law, by the Participant’s guardian or legal representative as determined by the Committee.

(B) Except as provided in paragraph (C) below, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution, and any such purported prohibited assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Parent Entity or Subsidiary.

(C) To the extent specifically approved in writing by the Committee, an Award (other than an Incentive Stock Option) may be transferred to immediate family members or related family trusts, limited partnerships or similar entities or other Persons on such terms and conditions as the Committee may establish or approve in its sole discretion.

(iii) Terms of Awards.  The term of each Award shall be for such period as may be determined by the Committee, provided the term of an Incentive Stock Option shall be limited as provided in Section 6(a)(iii) above and the Restricted Period for Restricted Stock shall be subject to Section 6(b) above, except that:

(A) in the Committee’s discretion, as may be reflected in the terms of an Award Agreement or otherwise, the Restricted Period for any Award may be shortened by acceleration of vesting only in connection with the death, disability or retirement of a Participant, termination of Participant’s employment by the Company without cause or by Participant for good reason, or a change in control of the Company, and

(B) subject to Plan provisions applicable to Incentive Stock Options and Section 409A of the Code, a compensation committee of the Board composed entirely of independent Directors may (1) authorize Awards with a Restricted Period that is shorter than, or otherwise differs from, the Restricted Period prescribed by other provisions of the Plan, and (2) lapse, waive or change Award restrictions, in the case of the immediately preceding clauses (1) and (2), in respect of an aggregate number of Shares equal to no more than five percent of the Shares authorized for grant under the Plan.

(iv) Share Restrictions.  All Shares or other securities of the Company or any Subsidiary delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable federal or state laws, and if certificates are issued for the Shares, the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(v) Consideration for Grants.  Awards may be granted for no cash consideration or for such consideration as the Committee determines including, without limitation, such minimal cash consideration as may be required by applicable law.

(vi) Delivery of Shares or other Securities and Payment by Participant of Consideration.  No Shares or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price or tax withholding) is received by the Company. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards or other property, withholding of Shares, cashless exercise with simultaneous sale, or any combination thereof, provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the Fair Market Value of any such Shares or other property so tendered to the Company, as of the date of such tender, is at least equal to the full amount required to be paid pursuant to the Plan or the applicable Award Agreement to the Company. Notwithstanding the foregoing, for purposes of this Section 6(c)(vi), the Fair Market Value of Shares withheld to satisfy tax withholding upon expiration of a Restricted Period applicable to Restricted Stock shall be the last reported sales price for a Share on the principal securities exchange on which the Shares are traded on the first trading day preceding the expiration of the Restricted Period.

(vii) Unusual Transactions or Events.  In the event of any distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, reorganization, merger, spin-off, split-off, split-up, consolidation, combination, repurchase, or exchange of Shares or other securities of the Company, or other relevant corporate transaction or event or any unusual or nonrecurring transactions or events affecting the Company or any affiliate of the Company, and whenever the Committee determines that action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events, the Committee shall take any one or more of the following actions, on such terms and conditions as it deems appropriate in its sole discretion, in order to prevent such dilution or enlargement of benefits or potential benefits:

(A) To provide for either (i) the termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of such transaction or event the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (ii) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

(B) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(C) To make adjustments in the number and type of shares of common Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Awards and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future, and in the maximum number of shares with respect to which Options or Restricted Stock may be granted to an Employee during the term of the Plan; and

(D) To provide that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement.

(d) Awards to Directors.  Notwithstanding any other provision of the Plan, all Awards to Directors must be authorized by a compensation committee of the Board composed entirely of independent Directors.

Section 7.  Amendment and Termination.

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

(i) Amendments to the Plan.  The Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan without the consent of any stockholder, Participant, other holder or beneficiary of an Award, or other Person; provided, however, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company no such amendment, alteration, suspension, discontinuation, or termination shall be made that would:

(A) increase the total number of Shares that may be issued under Awards granted under the Plan, except as provided in Sections 4(c) and 6(c)(vii) of the Plan;

(B) permit the exercise price of any outstanding Option that is “underwater” to be reduced or for an “underwater” Option to be cancelled and replaced with a new Award;

(C) include Participants other than Employees, Directors and Consultants; or

(D) materially increase benefits accrued to Participants under the Plan;

provided further, however, no such amendment, alteration, suspension, discontinuation, or termination shall materially adversely affect the rights of a Participant under an Award without the written consent of such Participant.

Notwithstanding any provision in this Plan to the contrary, this Plan shall not be amended or terminated in such manner that would cause this Plan or any amounts or benefits payable hereunder to fail to comply with the requirements of Section 409A of the Code, to the extent applicable, and any such amendment or termination that may reasonably be expected to result in such non-compliance shall be of no force or effect.

(ii) Amendments to Awards.  Subject to clause (i) above and Section 6 of the Plan, the Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided no change in any Award shall materially adversely affect the rights of a Participant under the Award without the consent of such Participant. Notwithstanding the foregoing, with respect to any Award intended to qualify as performance-based compensation under Section 162(m) of the Code, no adjustment other than an acceleration of vesting or payment upon the Participant’s death, disability or change in control of the Company, shall be authorized to the extent such adjustment would cause the Award to fail to so qualify.

(iii) Compliance.  Notwithstanding the foregoing, the Committee may make any amendment to the Plan or an Award Agreement that it believes necessary to comply with any applicable law, including without limitation, Section 409A of the Code. Awards under this Plan are intended to comply with (or be exempt from) Section 409A of the Code, and ambiguous provisions hereof, if any, shall be construed and interpreted in a manner that is compliant with such intent. The Plan shall neither cause nor permit any payment, benefit or consideration to be substituted for a benefit that is payable under this Plan if such action would result in the failure of any amount that is subject to Section 409A of the Code to comply with the requirements of Section 409A of the Code, to the extent applicable.

Section 8.  General Provisions.

(a) No Rights to Awards.  No Participant or other Person shall have any claim to be granted any Award, there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards and the terms and conditions of Awards need not be the same with respect to each recipient.

(b) No Right to Employment or Retention.  The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Parent Entity or Subsidiary or under any other service contract with the Company or any Parent Entity or Subsidiary, or to remain on the Board. Further, the Company or a Parent Entity or Subsidiary may at any time dismiss a Participant from employment free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, in any Award Agreement or any other agreement or contract between the Company or a Parent Entity or Subsidiary and the affected Participant. If a Participant’s employer was a Parent Entity or Subsidiary and ceases to be a Parent Entity or Subsidiary, such Participant shall be deemed to have terminated employment for purposes of the Plan, unless specifically provided otherwise in the Award Agreement.

(c) Governing Law.  The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law.

(d) Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(e) Other Laws.  The Committee may refuse to issue or transfer any Shares or other consideration under an Award, if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation.

(f) No Trust or Fund Created.  Neither the Plan nor the Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Parent Entity or Subsidiary and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Parent Entity or Subsidiary pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any Parent Entity or Subsidiary.

(g) No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be cancelled, terminated, or otherwise eliminated.

(h) Headings.  Headings are given to the Section and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the plan or any provision thereof.

Section 9.  Effective Date.

This Third Amended and Restated Plan shall become effective as of the date it is approved by the Company’s stockholders.

Section 10.  Term of the Plan.

No Award shall be granted under the Plan after October 12, 2015 (the 10th anniversary of the earlier of the date the Original Plan was adopted by the Board or approved by the stockholders of the Company). However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted prior to such termination, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.